Exhibit 32.2

Certification of the Chief Financial Officer
Pursuant to 18 U.S.C. 1350
(Section 906 of the Sarbanes-Oxley Act of 2002)

I, Frederic F. Brace, certify that to the best of my knowledge, based upon a review of the annual report on Form 10-K for the period ended December 31, 2006 of United Air Lines, Inc. (the “Report”):

(1)         The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)         The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of United Air Lines, Inc.

/s/ Frederic F. Brace
Frederic F. Brace
United Air Lines, Inc.
Executive Vice President and Chief Financial Officer
March 29, 2007